De Joya Griffith & Company, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS




May 9, 2012



Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Momentum Biofuels, Inc.

We have read the statements that we understand Momentum Biofuels, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,
/s/De Joya Griffith & Company, LLC
Certified Public Accountants




2580 Anthem Village Dr., Henderson, NV 89052
Telephone (702) 563-1600 . Facsimile (702) 920-8049


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